UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2023

FRANKLIN BSP LENDING CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	814-00821	27-2614444
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 West 57th Street, Suite 4920 New York, New York	10019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 588-6770

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 8, 2023, Franklin BSP Lending Corporation (the “Corporation”) amended and restated its revolving credit facility, dated as of June 10, 2022 (the “Original Credit Facility”), with the lenders parties thereto, JPMorgan Chase Bank, N.A. (“JPMorgan”), as administrative agent and as collateral agent, Sumitomo Mitsui Banking Corporation (“Sumitomo”) and Wells Fargo Bank, National Association, as syndication agents, and JPMorgan, Sumitomo and Wells Fargo Securities, LLC as joint bookrunners and joint lead arrangers (such amended and restated agreement, the “A&R Credit Facility”).

The A&R Credit Facility, among other things, increases the aggregate amount of the lenders’ commitments to $505.0 million, extends the period for borrowings under the A&R Credit Facility through December 8, 2027 and extends the maturity date for any amounts borrowed under the A&R Credit Facility to December 8, 2028. The other material terms of the Original Credit Facility were unchanged. The Corporation agreed to pay administrative agent fees and incurred other customary costs and expenses in connection with the A&R Credit Facility.

The foregoing description of the A&R Credit Facility in this Item 1.01 is a summary only and is qualified in all respects by the provisions of the A&R Credit Facility, a copy of which will be filed with the Corporation’s Form 10-K for the fiscal year ended December 31, 2023.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLIN BSP LENDING CORPORATION

Date: December 14, 2023	By:	/s/ Nina K. Baryski
	Name:	Nina K. Baryski
	Title:	Chief Financial Officer and Treasurer